Exhibit 99.1

Permian Basin Royalty Trust

PERMIAN BASIN ROYALTY TRUST ANNOUNCES RECEIPT OF SOFTVEST SCHEDULE 13D WITH RESPECT TO PROPOSED BUSINESS COMBINATION

DALLAS, Texas, May 19, 2026 – Argent Trust Company, as trustee (“Trustee”) of the Permian Basin Royalty Trust (NYSE: PBT) (“Permian” or the “Trust”), today announced that it has received a Schedule 13D (“Schedule 13D”) filed with the Securities and Exchange Commission on May 18, 2026 by SoftVest, L.P. (“SoftVest”), a unitholder of the Trust, and certain other parties disclosing that SoftVest and Blackbeard Holdings, LLC (“Blackbeard”) have agreed to a preliminary non-binding term sheet that sets forth the proposed high-level material terms and conditions governing a potential business combination of the Trust and certain Blackbeard assets. The Schedule 13D further states that the term sheet contemplates the formation of a new corporation (“New PubCo”) that would be owned in part by Trust unitholders, and in part by Blackbeard and its affiliates that would acquire and own (i) all of the assets and operations of the Trust, and (ii) US Land Guild, LLC (“USLG”), a wholly owned subsidiary of Blackbeard that will own approximately 66,500 acres of surface estate and a 15% royalty interest associated with certain acreage and certain mineral interests currently owned by Blackbeard or one of its affiliates. The Schedule 13D also states that the term sheet provides for Blackbeard or its affiliates to receive certain working interests owned by the Trust following the conversion of net profits interests into a cost free 15% royalty interest, including those associated with the “West Ranch” and “East Ranch” properties.

Neither the Trust, nor the Trustee has participated or been involved in the negotiation of the term sheet and related transactions involving the proposed business combination described in the Schedule 13D, and is issuing this press release solely for informational purposes for Trust unitholders. Unitholders are encouraged to read the Schedule 13D in its entirety and other materials filed with the Securities and Exchange Commission by SoftVest (and when formed, the New PubCo) for additional information. The Trustee anticipates that the proposed business combination would require approval of Trust unitholders. Based on the recent modifications to the Trust’s Indenture approved by a court on May 8, 2026, at SoftVest’s request, such approval would likely require the approval of a majority in interest of Trust unitholders constituting a quorum at a meeting of unitholders where a quorum is present.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This press release is not a proxy solicitation. None of the Trust, the Trustee, or its officers or directors, are soliciting proxies in connection with any special meeting of Trust unitholders and are not participants in any solicitation of proxies by SoftVest and/or other unitholders in connection with any special meeting. The Trustee and the Trust are making this communication for informational purposes only and do not intend to file a proxy statement or registration statement with respect to the proposed business combination.

The Trustee anticipates that if the business combination is pursued, New PubCo, SoftVest, and/or other unitholders may file a registration statement on Form S-4, which will include a proxy statement relating to a meeting of Trust unitholders and a prospectus of New PubCo with the Securities and Exchange Commission. Unitholders and other investors are strongly encouraged to read the Form S-4, including the proxy statement/prospectus and any other documents filed with the Securities and Exchange Commission when they become available because they will contain important information. Unitholders may obtain a free copy of any Form S-4, proxy statement/prospectus, and any amendments and documents that New PubCo, SoftVest and/or any other unitholders or the Trust files with the SEC from the SEC’s website at www.sec.gov.

FORWARD-LOOKING STATEMENTS

Any statements in this press release about future events or conditions, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Trust’s actual results to differ materially from the results the Trustee anticipates include, but are not limited to the factors described in Part I, Item 1A, “Risk Factors” of the Trust’s Annual Report on Form 10-K for the year ended December 31, 2025, and Part II, Item 1A, “Risk Factors” of subsequently filed Quarterly Reports on Form 10-Q, as well as factors related to actions by SoftVest or other unitholders, New PubCo, Blackbeard, or other third parties, including courts, that are not within the control of the Trust or the Trustee.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent the Trustee’s views as of the date hereof. The Trustee anticipates that subsequent events and developments may cause its views to change. However, while the Trustee may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Trustee’s views as of any date subsequent to the date hereof.

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Contact: Nancy Willis, Director of Royalty Trust Services, Argent Trust Company, Trustee, Toll Free – 1.855.588.7839